UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2017

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)
(303) 228-2200
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01    Other Events.
Dividend Capital Diversified Property Fund Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report in order to disclose the daily net asset value (“NAV”) per share, as determined in accordance with our valuation procedures for each business day from May 1, 2017 through May 31, 2017, for each of our classes of common stock.
Recent Pricing Information (unaudited)
Below is the daily NAV per share, as determined in accordance with our valuation procedures, for each business day from May 1, 2017 through May 31, 2017, for each of our classes of common stock (we refer to our unclassified shares of common stock as “Class E” shares):

Date	NAV per Share
	Class E	Class A	Class W	Class I
May 1, 2017	$7.52	$7.52	$7.52	$7.52
May 2, 2017	$7.52	$7.52	$7.52	$7.52
May 3, 2017	$7.52	$7.52	$7.52	$7.52
May 4, 2017	$7.52	$7.52	$7.52	$7.52
May 5, 2017	$7.52	$7.52	$7.52	$7.52
May 8, 2017	$7.52	$7.52	$7.52	$7.52
May 9, 2017	$7.52	$7.52	$7.52	$7.52
May 10, 2017	$7.53	$7.53	$7.53	$7.53
May 11, 2017	$7.53	$7.53	$7.53	$7.53
May 12, 2017	$7.53	$7.53	$7.53	$7.53
May 15, 2017	$7.53	$7.53	$7.53	$7.53
May 16, 2017	$7.53	$7.53	$7.53	$7.53
May 17, 2017	$7.52	$7.52	$7.52	$7.52
May 18, 2017	$7.52	$7.52	$7.52	$7.52
May 19, 2017	$7.52	$7.52	$7.52	$7.52
May 22, 2017	$7.52	$7.52	$7.52	$7.52
May 23, 2017	$7.52	$7.52	$7.52	$7.52
May 24, 2017	$7.52	$7.52	$7.52	$7.52
May 25, 2017	$7.53	$7.53	$7.53	$7.53
May 26, 2017	$7.54	$7.54	$7.54	$7.54
May 30, 2017	$7.53	$7.53	$7.53	$7.53
May 31, 2017	$7.54	$7.54	$7.54	$7.54
On any day, our share sales and redemptions will be made based on the day’s applicable per share NAV carried out to four decimal places. On each business day, our NAV per share for each class is (1) posted on our website, www.dividendcapitaldiversified.com, and (2) made available on our toll-free, automated telephone line, (888) 310-9352.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Diversified Property Fund Inc.
June 2, 2017
	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer